SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2013
ANOTEROS, INC.
 (Exact name of Company as specified in its charter)

Nevada	000-52561	88-0368849
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
6601 Center Drive West, Suite 500 Los Angeles, CA 90045 (Address of principal executive offices) Phone: (310) 997-2482 (Company’s Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 14, 2013 our Board of Directors appointed Paul Marotta to serve as Corporate Counsel and Secretary of Anoteros Inc. Mr. Marotta accepted his appointed position.

Set forth below is certain biographical information regarding Mr. Paul Marotta

Mr. Marotta has practiced law in California for over 25 years.  Paul has helped businesses of every size, shape, and kind.  He was admitted to the California State Bar, and the Federal District Court bar for the Northern District of California in 1983; and admitted to the bar of the U.S. Court of Appeals for the Ninth Circuit in 1986.

Paul’s practice focuses on helping emerging growth companies with general corporate matters, venture capital and other financings, mergers, licensing, acquisitions, stock options, intellectual property matters, and business disputes and litigation.

Paul attended The University of Southern California (B.A., 1980) and Pepperdine University School of Law (J.D., cum laude, 1983).  Paul is a member of Phi Delta Phi and a recipient of the American Jurisprudence Award for Conflicts of Law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANOTEROS, INC.
Date: February 20, 2013	By: /s/ Michael Lerma
Michael Lerma
Chief Financial Officer